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                                                                    EXHIBIT G-25




                   OBLIGATION                           AMOUNT               MATURITY                     PRIORITY*

           CENTERPOINT ENERGY, INC.**
$3.85 billion bank facility                       $3.85 billion       October 9, 2003.         Currently same as other senior
                                                                      Following consummation   debt of Parent.  FOLLOWING
                                                                      of current               CONSUMMATION OF CURRENT
                                                                      refinancing, June 2005.  REFINANCING, SENIOR TO THE
                                                                                               UNSECURED DEBT OF PARENT TO
                                                                                               THE EXTENT OF THE
                                                                                               COLLATERAL.**** DEBT IN
                                                                                               EXCESS OF THE VALUE OF THE
                                                                                               COLLATERAL WILL CONTINUE TO
                                                                                               BE SENIOR UNSECURED DEBT OF
                                                                                               PARENT.

ZENS                                              $840 million        September 15, 2029       Junior in right of payment to
                                                                                               all senior indebtedness.

Collateralized Medium Term Notes                  $150 million        April 2003               Senior secured debt of Parent.



                   OBLIGATION                                           SECURITY

           CENTERPOINT ENERGY, INC.**
$3.85 billion bank facility                       Unsecured.  FOLLOWING CONSUMMATION OF CURRENT
                                                  REFINANCING, SECURED TO THE EXTENT OF THE VALUE OF
                                                  TEXAS GENCO STOCK.***









ZENS                                              Unsecured.


Collateralized Medium Term Notes                  Secured debt was incurred by the T&D Utility prior
                                                  to the formation of CenterPoint, but became an
                                                  obligation of the holding company under the terms
                                                  of the indenture.  Debt at the parent level is
                                                  collateralized by First Mortgage Bonds of the T&D
                                                  Utility.  In the event that that the parent fails
                                                  to pay, the lenders can look to the First Mortgage
                                                  Bonds which are secured by property of the T&D
                                                  Utility.




                   OBLIGATION                           AMOUNT               MATURITY                     PRIORITY*


Collateralized Pollution Control Bonds            $924 million        Various                  Senior secured debt of Parent.





















Uncollateralized Pollution Control Bonds          $519 million        Various                  Senior unsecured debt of
                                                                                               Parent.




Trust Preferred Securities****                    $725 million        Various                  The obligations of the Parent
                                                                                               on the debentures issued to
                                                                                               the trust are subordinated and
                                                                                               junior in right of payment to
                                                                                               all senior indebtedness of the
                                                                                               Parent, and pari passu with
                                                                                               obligations to other general
                                                                                               unsecured creditors.  The
                                                                                               Parent has the right in
                                                                                               certain circumstances to defer
                                                                                               payment of interest on the
                                                                                               debentures from time to time.


                   OBLIGATION                                             SECURITY


Collateralized Pollution Control Bonds              Debt at the parent level is collateralized by First
                                                    Mortgage Bonds or General Mortgage Bonds of the T&D
                                                    Utility, which are obligations of T&D Utility and
                                                    secured by the property of the T&D Utility.    Debt
                                                    collateralized by First Mortgage Bonds was incurred
                                                    by the T&D Utility prior to the formation of
                                                    CenterPoint, but became an obligation of the
                                                    holding company under the terms of the underlying
                                                    installment payment agreements.



                                                    General Mortgage Bonds were first issued by the T&D
                                                    Utility in October 2002 in connection with the
                                                    refinancing of bank debt. Under "equal and ratable"
                                                    security clauses, the T&D Utility was required to
                                                    issue General Mortgage Bonds to secure some series
                                                    of Pollution Control Bonds that originally were
                                                    unsecured.



Uncollateralized Pollution Control Bonds            Unsecured.  Debt was incurred by the T&D Utility
                                                    prior to the formation of CenterPoint, but became
                                                    an obligation of the holding company under the
                                                    terms of the underlying installment payment
                                                    agreements.

Trust Preferred Securities****                      Unsecured.  Trust Preferred Securities issued by
                                                    subsidiary trusts prior to the formation of
                                                    CenterPoint, but trusts became indirect
                                                    subsidiaries of CenterPoint at the time of the
                                                    restructuring.  In each case, the parent company
                                                    issued subordinated debentures to the trusts, the
                                                    debt service on which is the only source of funds
                                                    available to the trusts to pay distributions on the
                                                    trust preferred securities.  Those subordinated
                                                    debentures are now the obligations of CenterPoint.





                   OBLIGATION                           AMOUNT               MATURITY                     PRIORITY*


                  T&D UTILITY
First Mortgage Bonds                              $615 million        Various                  Senior.





Collateralized Term Loan                          $1.310 billion      November 11, 2005        Senior.










                   OBLIGATION                                           SECURITY


                  T&D UTILITY
First Mortgage Bonds                              Secured by a lien on most assets of the T&D
                                                  Utility.  Issued by utility beginning in 1944 to
                                                  secure indebtedness of an integrated electric
                                                  utility.  First Mortgage Bonds have not been issued
                                                  since 1995.

Collateralized Term Loan                          Secured by a lien on most assets of the T&D Utility
                                                  that is junior to the lien of the First Mortgage
                                                  Bonds.  The General Mortgage Bonds were issued by
                                                  T&D Utility November 12, 2002 in connection with a
                                                  term loan the proceeds of which were used to
                                                  replace the T&D Utility's bank debt and to repay
                                                  other existing debt.






*     Priority against primary obligor.

** All obligations of Parent are structurally subordinated to obligations of the subsidiaries.

***   Security will be released when Genco assets divested.

**** The Parent has provided a guarantee on a subordinated basis of certain payments, but only to the extent that the trust has funds available for such payments.




            TRANSITION BOND COMPANY
Transition Bonds                                  $736 million        Various                  Senior






            TRANSITION BOND COMPANY
Transition Bonds
                                                 Issued by subsidiary of T&D Utility in 2001
                                                 pursuant to Texas Electric Restructuring Law.
                                                 Bonds are non-recourse to the T&D Utility.  Secured
                                                 by Transition Charge approved by the Texas Utility
                                                 Commission.





                   OBLIGATION                           AMOUNT               MATURITY                     PRIORITY*


Synthetic Put Bonds (TERMS)                       $500 million        November 1, 2003         Same as other senior unsecured
                                                                      (must be remarketed or   debt of GasCo.
                                                                      refinanced)

Debentures/Notes                                  $1.320 billion      Various                  Same as other senior unsecured
                                                                                               debt of GasCo.

Bank Facility                                     $347 million        March 31, 2003           Same as other senior unsecured
                                                                                               debt of GasCo.


Convertible Subordinated Debentures               $79 million         March 15, 2012           Subordinated to senior
                                                                                               unsecured debt of GasCo.

Trust Preferred Securities****                    $0.4 million        2026                     The obligations of the Parent
                                                                                               on the subordinated debentures
**** GasCo has provided a guarantee, on a                                                      issued to the trust are
subordinated basis, of certain payments, but                                                   subordinate and junior in
only to the extent that the trust has funds                                                    right of payment to all senior
available for such payments.                                                                   indebtedness and pari passu
                                                                                               with obligations to or rights
                                                                                               of GasCo's other unsecured
                                                                                               creditors.  The Parent has the
                                                                                               right in certain circumstances
                                                                                               to defer payment of interest
                                                                                               on the debentures from time to
                                                                                               time.


   CenterPoint Energy Gas Receivables , LLC

Receivables Facility                              $150 million        November 14, 2003        Senior



                   OBLIGATION                                           SECURITY


Synthetic Put Bonds (TERMS)                       Unsecured.



Debentures/Notes                                  Unsecured.


Bank Facility                                     Unsecured.  Debt will be refinanced with bank debt
                                                  or capital market debt.


Convertible Subordinated Debentures               Unsecured.


Trust Preferred Securities****                    Unsecured.  The trust preferred securities were
                                                  issued by a financing subsidiary of NorAm Energy
**** GasCo has provided a guarantee, on a         Corp. before its acquisition by CenterPoint's
subordinated basis, of certain payments, but      predecessor.  NorAm issued convertible junior
only to the extent that the trust has funds       subordinated debentures to the trust, the interest
available for such payments.                      payments on which are utilized to pay the
                                                  distributions on the trust preferred securities.
                                                  The trust preferred securities are convertible into
                                                  CenterPoint common stock.






   CenterPoint Energy Gas Receivables , LLC

Receivables Facility                              Ownership of the receivables.




                  PRIORITY OF PAYMENT OBLIGATIONS PRE-FINANCING

             PRIORITY OF CENTERPOINT (CORPORATE) PAYMENT OBLIGATIONS

1. Senior debt, including bank loans, collateralized medium-term notes, collateralized pollution control bonds, uncollateralized pollution control bonds, trade payables and other unsecured liabilities

2.       ZENS (junior right of payment to all senior indebtedness)

3. Debentures issued to trusts issuing trust preferred (subordinate and junior in right of payment to all senior indebtedness and pari passu with obligations to or rights of CenterPoint's other general unsecured creditors)

4.       Common stock

                   PRIORITY OF T&D UTILITY PAYMENT OBLIGATIONS


1.       First mortgage bonds to the extent of the collateral.

2. Term loan collateralized by general mortgage bonds to the extent of the collateral.

3.       LLC membership interests.

                      PRIORITY OF GASCO PAYMENT OBLIGATIONS


1. Senior Unsecured Debt, including bank lines of credit, trade payables and other unsecured liabilities

2. Convertible Subordinated Debentures (subordinate to all senior indebtedness including leases)

3. Debentures issued to trust issuing Convertible Trust Preferred Stock (subordinate and junior in right of payment to all senior indebtedness and pari passu with obligations to or rights of GasCo's other general unsecured creditors)

4.       Common Stock

                 PRIORITY OF PAYMENT OBLIGATIONS POST-FINANCING

             PRIORITY OF CENTERPOINT (CORPORATE) PAYMENT OBLIGATIONS

1.       Senior secured debt to the extent of the collateral.

2. Senior unsecured debt, including bank loans, collateralized medium-term notes, collateralized pollution control bonds, uncollateralized pollution control bonds, trade payables and other unsecured liabilities.

3.       ZENS (junior right of payment to all senior indebtedness)

4. Debentures issued to trusts issuing trust preferred (subordinate and junior in right of payment to all senior indebtedness and pari passu with obligations to or rights of CenterPoint's other general unsecured creditors)

5.       Common stock

                   PRIORITY OF T&D UTILITY PAYMENT OBLIGATIONS

1.       First mortgage bonds to the extent of the collateral.

2. Term loan collateralized by general mortgage bonds to the extent of the collateral.

3.       LLC membership interests.

                      PRIORITY OF GASCO PAYMENT OBLIGATIONS

1. Senior Unsecured Debt, including bank lines of credit, trade payables and other unsecured liabilities

2. Convertible Subordinated Debentures (subordinate to all senior indebtedness including leases)

3. Debentures issued to trust issuing Convertible Trust Preferred Stock (subordinate and junior in right of payment to all senior indebtedness and pari passu with obligations to or rights of GasCo's other general unsecured creditors)

4.       Common Stock